EXHIBIT 99.1

Boston Omaha Corporation Enters its Third Line of Business with the Acquisition of AireBeam Communications, a Rural Fiber-to-the-Home and Fixed Wireless Broadband Internet Provider

March 10, 2020

OMAHA, Neb.--(BUSINESS WIRE)--Boston Omaha Corporation (NASDAQ: BOMN) entered the telecommunications services business today with the acquisition of AireBeam Communications, a family-owned rural broadband fiber and fixed wireless internet service provider. For 17 years, AireBeam has served communities in southern Arizona with high-speed, fixed wireless internet service and is building an all fiber-to-the-home network in select markets.

Co-Founder and CEO Gregory Friedman said “AireBeam, has successfully delivered high speed internet to rural communities while achieving favorable returns on our invested capital.  My wife Judith and I and the entire AireBeam team are thrilled to be working with Boston Omaha as they are the right long-term partner to help us expand our fiber-to-the-home footprint.”

AireBeam operates in underserved communities throughout Arizona that need higher speed and greater internet capacity. AireBeam’s focus on engineering solutions specific for these distinctive communities has resulted in the delivery of broadband service to more than 7,000 customers.

Full financial terms of the deal were not disclosed, however, Boston Omaha acquired substantially all of the assets of the predecessor company in the deal and all employees are expected to remain with the company. Gregory Friedman is continuing as CEO while retaining a 10% initial ownership stake in the newly formed entity as he continues to guide AireBeam’s next phase of growth. The remaining 90% initial ownership stake will be owned by a wholly owned subsidiary of Boston Omaha, which intends to make significant additional capital investments to fund the company’s planned fiber-to-the-home expansion.

“Boston Omaha is excited to enter the high speed broadband business as rural communities increasingly demand more bandwidth to their homes and businesses than their current offerings can reliably provide. Within certain markets, we believe that fiber-to-the-home is a long-lived asset that fits perfectly with the long-term vision of Boston Omaha to invest in durable businesses that can earn good after-tax returns on capital.” Said Boston Omaha co-CEO Adam Peterson.

Boston Omaha’s other co-CEO, Alex Rozek added, “One hundred years ago, 35% of U.S. households had electricity and today just 37% are passed by fiber. We believe that the combination of AireBeam’s rural broadband business model aligned with Boston Omaha’s strong balance sheet provides a powerful platform to bring fiber-to-the-home to additional communities and delight customers for years to come.”

For more information, or to sign up to receive AireBeam’s screamin’ fast broadband, please visit http://www/airebeam.com/bostonomaha

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, surety insurance and broadband telecommunications services. Boston Omaha also maintains minority investments in a bank, a national residential home builder and a commercial real estate services business.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

Contacts

Boston Omaha Corporation
Catherine Vaughan, 617-875-8911
cathy@bostonomaha.com